UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

NOVELIS INC.

(Exact name of Registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3560 Lenox Road, Suite 2000, Atlanta, GA		30326
(Address of principal executive offices)		(Zip Code)

(404) 760-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Green Bonds Issuance

On March 31, 2021, Novelis Sheet Ingot GmbH (the “Issuer”), a wholly-owned subsidiary of Novelis Inc. (the “Company”), completed the issuance and sale of €500 million aggregate principal amount of 3.375% senior green notes due 2029 (the “Notes”). The net proceeds of the offering will be used to (i) repay a portion of the Company’s outstanding term loans due June 2, 2022, plus accrued and unpaid interest thereon and (ii) pay certain fees and expenses in connection with the foregoing and the offering of the Notes. The Company intends to allocate an amount equal to the net proceeds received from the offering to finance and/or refinance new and/or existing eligible green projects.

The Notes were issued pursuant to an indenture, dated as of March 31, 2021 (the “Indenture”), among the Issuer, the Company, as guarantor, the subsidiary guarantors named therein and Deutsche Trustee Company Limited, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Issuer and are guaranteed, jointly and severally, on a senior unsecured basis, by the Company and certain of its subsidiaries and certain of the Company’s other subsidiaries that become a borrower or guarantor under certain credit facilities of the Company.

Pursuant to the Indenture, the Notes will mature on April 15, 2029, and will accrue interest at a rate of 3.375% per year. Interest on the Notes will be payable semi-annually in arrears on each April 15 and October 15, commencing on October 15, 2021.

The Issuer may redeem all or a portion of the Notes at any time prior to April 15, 2024 at a redemption price equal to 100% of the principal amount of the Notes, plus the applicable “make-whole” premium as provided in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to, but excluding, the redemption date. At any time on or after April 15, 2024, the Issuer may redeem all or a portion of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest and additional amounts, if any, to but excluding, the date of redemption. In addition, at any time prior to April 15, 2024, the Company may also redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) with the proceeds of certain equity offerings, at a redemption price equal to 103.375% of the principal amount of the Notes, plus accrued and unpaid interest and additional amounts, if any, to the redemption date.

Upon a Change of Control Triggering Event (as defined in the Indenture), the Issuer must offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest and additional amounts, if any, to the purchase date, subject to certain exceptions including in the case where the Issuer (or any affiliate of the Issuer) has made an Alternate Offer (as defined in the Indenture), which cash price will be equal to or higher than such 101% of the principal amount. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the Indenture) from such asset sale, within a specified period of time, the Issuer will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the Indenture) to all holders of the Notes, and if required or permitted by the terms of the any Indebtedness (as defined in the Indenture) that ranks pari passu in right of payment with the Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of the Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

The Indenture contains customary covenants that will limit the Company’s ability and the ability of certain of its subsidiaries (including the Issuer) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or make other distributions to the Company or the Issuer, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of certain of the Company’s subsidiaries. During any future period in which either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the Indenture has occurred and is continuing, most of the covenants will be suspended. The Indenture also contains customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture and the form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The above descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Term Loan Refinancing

On March 31, 2021, the Company also borrowed $500 million of term loans (the “Refinancing Term Loans”) pursuant to a Refinancing Amendment to Credit Agreement, dated as of March 26, 2021 (the Refinancing Amendment”), among the Company, as borrower, the other loan parties party thereto, Standard Chartered Bank, as administrative agent and collateral agent, and the lenders party thereto, to repay an additional portion of the Company’s outstanding term loans due June 2, 2022.

The terms of the Refinancing Term Loans will be governed by the Company’s existing secured term loan credit agreement, as amended by the Refinancing Amendment (the existing credit agreement as so amended, the “Amended Secured Term Loan Credit Agreement”). The Refinancing Term Loans will mature on March 31, 2028, which is the seventh anniversary of the date on which they were borrowed, subject to 0.25% quarterly amortization payments. Refinancing Term Loans will accrue interest at LIBOR (as defined in the Amended Secured Term Loan Credit Agreement) plus 2.00%. The Refinancing Term Loans are subject to the same voluntary and mandatory prepayment provisions, affirmative and negative covenants and events of default as those applicable to the existing term loans outstanding under the Amended Secured Term Loan Credit Agreement. The Refinancing Term Loans are guaranteed by the same entities that have provided guarantees of the existing term loans outstanding under the Amended Secured Term Loan Credit Agreement and are secured on a pari passu basis with our existing term loans by security interests in substantially all of the assets of the Company and the guarantors, subject to our existing intercreditor agreement.

The Refinancing Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K is incorporated herein by reference.

The above description of the material terms of the Refinancing Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 31, 2021, the Company issued a press release announcing the completion of the issuance of the Notes. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

4.1	Indenture, dated as of March 31, 2021, among the Issuer, the Company, the subsidiary guarantors named on the signature pages thereto and Deutsche Trustee Company Limited, as trustee.

4.2	Form of 3.375% Senior Note due 2029 (included in Exhibit 4.1).

10.1	Refinancing Amendment to Credit Agreement, dated as of March 26, 2021, among the Company, as borrower, the other loan parties party thereto, Standard Chartered Bank, as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press release, dated March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.

Date: March 31, 2021	By:	/s/ Christopher Courts
Christopher Courts General Counsel, Corporate Secretary and Compliance Officer